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                                                                    EXHIBIT 10.1


                                   DRAFT FORM
                                       OF
                              EMPLOYMENT AGREEMENT


        EMPLOYMENT AGREEMENT, dated this __ day of ______ 2001, between Heritage Bancshares, Inc., a Delaware chartered corporation (the "Corporation"), Heritage Savings Bank, SSB, a Texas chartered savings bank (the "Bank"), and _______________ (the "Executive").

                                   WITNESSETH

        WHEREAS, the Executive is presently an officer of the Bank (the "Employer"); and

        WHEREAS, the Employer desires to be ensured of the Executive's continued active participation in the business of the Employer; and

        WHEREAS, in order to induce the Executive to serve in the employ of the Employer and in consideration of the Executive's agreeing to serve in the employ of the Employer, the parties desire to specify the terms under which Executive shall be employed and the severance benefits which shall be due the Executive by the Employer in the event that his employment with the Employer is terminated under specified circumstances;

        NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

        1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

        (a) AVERAGE ANNUAL COMPENSATION. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation (annualized for any partial year of employment) paid to the Executive by the Employer or any subsidiary thereof during the lesser of the following: (i) the most recent five taxable years preceding the Date of Termination or (ii) the number of taxable years employed preceding the Date of Termination and which was either (a) included in the Executive's gross income for tax purposes, including but not limited to Base Salary, bonuses and amounts taxable to the Executive under any qualified or non-qualified employee benefit plans of the Employer, or (b) deferred at the election of the Executive.

        (b)     BASE SALARY. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

        (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any


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law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

        (d) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

        (g) DISABILITY. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

        (h) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within twenty-four (24) months following a Change in Control of the Corporation based on:

                (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of _________ and ____________ of the Employer or a material adverse change made by the Employer in the Executive's functions, duties or responsibilities as ___________ and _____________ of the Employer;

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                (ii)    Without the Executive's express written consent, a
                        material reduction by either of the Employer in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by
                        Section 3(b) hereof, a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                (iii) Without the Executive's express written consent, the Employer requires the Executive to work in an office which is more than 30 miles from where the Employer's principal executive office is located, except for required travel on business of the Employer to an extent substantially consistent with the Executive's present business travel obligations;

                (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                (v) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

        (i)     IRS. IRS shall mean the Internal Revenue Service.

        (j) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 10 hereof.

        (k) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to the Employer's salaried employees.

        2.      TERM OF EMPLOYMENT.

        (a) The Employer hereby employs the Executive as _______________ and ___________________, and the Executive hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The term of

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this Agreement shall be a period of three years commencing as of the date hereof
(the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the day which is one year subsequent to the Commencement Date, and on each annual anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that the Employer has not given notice to the Executive in writing at least 60 days prior to such day that the term of the Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. The Board of Directors of the Employer shall review on a periodic basis (and no less frequently than annually) whether to permit further extensions of the term of this Agreement. As part of such review, the Board of Directors shall consider all relevant factors, including the Executive's performance hereunder, and shall either expressly approve further extensions of the time of this Agreement or decide to provide notice to the contrary. Effective upon the Commencement Date, any and all prior agreements with the Employer shall terminate, with no obligations to the Executive thereunder on the part of the Employer.

        (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as may be consistent with his titles and from time to time assigned to him by the Employer's Board of Directors.

        3.      COMPENSATION AND BENEFITS.

        (a) The Employer shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $__________ per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer.

        (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, management recognition, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employer, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employer. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employer. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

        (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors

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of the Employer. The Executive shall not be entitled to receive any additional compensation from the Employer for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Employer.

        (d) In the event the Executive's employment is terminated due to Disability or Retirement, the Employer shall provide continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Employer for the Executive immediately prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

        4. EXPENSES. The Employer shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employer, including, but not by way of limitation, automobile expenses and other traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer. If such expenses are paid in the first instance by the Executive, the Employer shall reimburse the Executive therefor.

        5.      TERMINATION.

        (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

        (b) In the event that (i) the Executive's employment is terminated by the Employer for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, Retirement, death or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

        (c) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Section 3(d) hereof.

        (d) In the event that (i) the Executive's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Employer, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employer, or (b) for Good Reason, then the Employer shall, subject to the provisions of Section 6 hereof, if applicable

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                (A)     pay to the Executive, in either thirty-six (36) equal
        monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to three (3) times that portion of the Executive's Average Annual Compensation paid by the Employer, and

                (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employer in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding
        (x) stock option and restricted stock plans of the Employer, (y) bonuses and other items of cash compensation included in Average Annual Compensation and (z) other benefits, or portions thereof, included in Average Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

        6. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employer, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employer pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Employer under Section 5 being non-deductible to the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Executive upon termination shall be limited to three times the Executive's Average Annual Compensation. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent counsel selected by the Employer's independent public accountants and paid by the Employer. Such counsel shall be reasonably acceptable to the Employer and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

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        7.      MITIGATION; EXCLUSIVITY OF BENEFITS.

        (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

        (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

        8. WITHHOLDING. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

        9. ASSIGNABILITY. The Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

        10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

        To the Employer:     Board of Directors
                             Heritage Savings Bank, SSB
                             102 West High Street
                             Terrell, Texas  75160

        To the Executive:    ____________________
                             ____________________
                             ____________________

        11. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on their behalf. No waiver by any party hereto at any time of any

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breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        12. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Texas.

        13. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

        14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        17. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R.
Part 359.

        18. PAYMENT OF COSTS AND LEGAL FEES AND REINSTATEMENT OF BENEFITS. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due to the Executive under this Agreement.

        19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employer and the Executive with respect to the matters agreed to herein. All prior agreements between the Employer and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

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        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                    HERITAGE BANCSHARES, INC.



                                           By:
--------------------------                     ------------------------------


Attest:                                    HERITAGE SAVINGS BANK, SSB


                                           By:
--------------------------                     ------------------------------


                                           EXECUTIVE



                                           ----------------------------------


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